                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

               Date of Report (Date of earliest event reported):
                                 March 20, 1996



                        CAPSTONE PHARMACY SERVICES, INC.
           ----------------------------------------------------------
            (Exact name of Registrant as specified in its charter)


                          Delaware                           0-20606                     11-2310352
                          --------                         -----------                   ----------

                       (State or other                   (Commission File               (Employer
                       jurisdiction of                       Number)                  Identification
                        incorporation)                                                    Number)



             2930 Washington Boulevard, Baltimore, Maryland 21230
           ----------------------------------------------------------
                   (Address of principal executive offices)


                                (410) 646-6987
           ----------------------------------------------------------
              (Registrant's telephone number, including area code)


                                Not applicable
           ----------------------------------------------------------
                       (Former name or former address,
                        if changed since last report)

ITEM 5.  OTHER EVENTS.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
And Stockholders of Capstone
Pharmacy Services, Inc.:


We have audited the accompanying consolidated balance sheets of Capstone Pharmacy Services, Inc. (a Delaware corporation and formerly Choice Drug Systems, Inc.) and subsidiaries as of December 31, 1995 and February 28, 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the ten months ended December 31, 1995, and the years ended February 28, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capstone Pharmacy Services, Inc. and subsidiaries as of December 31, 1995 and February 28, 1995, and the results of their operations and their cash flows for the ten months ended December 31, 1995, and the years ended February 28, 1995 and 1994, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP
Baltimore, Maryland
March 11, 1996

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                 As of December 31, 1995 and February 28, 1995

                                     ASSETS

                                                                December 31,                  February 28,
                                                                    1995                          1995
                                                              ---------------              ----------------
                                                                 (Note 1)
Current assets:
  Cash and cash equivalents (Note 1)                          $     2,763,416              $        546,898
  Accounts receivable, net of allowance for doubtful
    accounts of $1,294,000 as of December 31, 1995
    and $1,561,000 as of February 28, 1995                         12,646,087                     6,169,272
  Inventories  (Note 1)                                             5,023,008                     3,888,163
  Refundable income taxes  (Note 8)                                   828,628                       500,000
  Prepaid expenses and other current assets                           688,549                       350,568
  Net assets of discontinued operations  (Note 7)                          -                        302,820
                                                              ---------------              ----------------
                                                                   21,949,688                    11,757,721
                                                              ---------------              ----------------
Equipment and leasehold improvements, net
  (Notes 1 and 3)                                                   2,692,298                     1,329,093
                                                              ---------------              ----------------
Other assets:
  Notes receivable, less current portion                               77,289                        94,435
  Advances to affiliates  (Note 15)                                 2,242,841                            -
  Security deposits and other assets                                  587,915                       509,498
  Goodwill, net of accumulated amortization of
    $1,554,000 as of December 31, 1995 and
    $1,117,000 as of February 28, 1995 (Notes 1 and 2)             14,580,564                     5,521,512
                                                              ---------------              ----------------
                                                                   17,488,609                     6,125,445
                                                              ---------------              ----------------
                           Total assets                       $    42,130,595              $     19,212,259
                                                              ===============              ================







 The accompanying notes are an integral part of these consolidated financial statements.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                 As of December 31, 1995 and February 28, 1995

                     LIABILITIES AND STOCKHOLDERS'  EQUITY

                                                                       December 31,               February 28,
                                                                          1995                       1995
                                                                       ------------               ------------
                                                                         (Note 1)
Current liabilities:
  Accounts payable                                                    $   4,671,435              $   2,664,143
  Accrued expenses and other current liabilities                          1,465,837                  1,702,711
  Current portion of long-term debt  (Notes 4 and 9)                      4,222,608                    765,387
  Current portion of non-compete agreements                                 200,000                       -
  Accrued restructuring charges  (Note 6)                                   575,349                    716,173
                                                                      -------------              -------------
                                                                         11,135,229                  5,848,414
                                                                      -------------              -------------

Deferred income taxes (Note 8)                                              542,787                       -
Non-compete agreements, net of current portion                              400,000                       -
Long-term debt, net of current portion  (Notes 4 and 9)                   2,692,202                  7,650,455
Long-term portion of accrued restructuring charges  (Note 6)                520,640                    935,860
                                                                      -------------              -------------
                                                                          4,155,629                  8,586,315
                                                                      -------------              -------------

Commitments and contingencies  (Notes 9, 10 and 15)

Stockholders' equity  (Note 11):
  Common stock:  $.01 par value; 30,000,000 shares
    authorized at December 31, 1995 and 15,000,000
    shares authorized at February 28, 1995; 13,610,810
    shares issued and outstanding as of December 31, 1995
    and 8,120,810 shares issued and outstanding as of
    February 28, 1995                                                       136,108                     81,208
  Capital in excess of par                                               38,985,006                 17,200,050
  Accumulated deficit                                                   (12,281,377)               (12,503,728)
                                                                      -------------              -------------
                                                                         26,839,737                  4,777,530
                                                                      -------------              -------------
                    Total liabilities and stockholders'               $  42,130,595              $  19,212,259
                                                                      =============              =============




  The accompanying notes are an integral part of these consolidated financial statements.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 For the ten months ended December 31, 1995 and
                   the years ended February 28, 1995 and 1994

                                                             Ten Months
                                                               Ended       Years Ended February 28,
                                                            December 31, ----------------------------
                                                                1995         1995           1994
                                                           ------------- --------------  ------------
                                                              (Note 1)
Net sales (Note 1)                                         $  48,841,443 $   43,607,946  $ 51,253,713
Cost of sales (Note 12)                                       30,654,118     27,969,532    32,440,841
                                                           ------------- --------------  ------------
        Gross profit                                          18,187,325     15,638,414    18,812,872
                                                           ------------- --------------  ------------
Operating expenses:
  Selling, general and administrative expenses                17,468,930     18,637,213    17,240,810
  Depreciation and amortization                                1,145,669        988,974     1,037,425
  Costs in connection with litigation  (Notes 4 and 9)             -          4,389,163       463,207
  Restructuring charges  (Note  6)                               240,000      2,069,432          -
                                                           ------------- --------------  ------------
        Total operating expenses                              18,854,599     26,084,782    18,741,442
                                                           ------------- --------------  ------------
          (Loss) income from operations                         (667,274)   (10,446,368)       71,430
                                                           ------------- --------------  ------------
Non-operating expense (income):
  Interest expense, net (Note 4)                                 634,232        905,404       670,425
  Other income, net  (Note 13)                                  (431,900)      (104,076)      (26,366)
                                                           ------------- --------------  ------------
        Total non-operating expense, net                         202,332        801,328       644,059
                                                           ------------- --------------  ------------
          Loss before income taxes, discontinued
          operations and extraordinary item                     (869,606)   (11,247,696)     (572,629)
Benefit for income taxes (Note 8)                               (225,082)      (466,214)      (51,495)
                                                           ------------- --------------  ------------

          Loss from continuing operations                       (644,524)   (10,781,482)     (521,134)

Discontinued Operations  (Note 7):
   Gain (loss) from operations of discontinued business
   segments, net of tax benefits of $ - 0 - ,  $ - 0 -  and
   $ 175,000 for the ten months ended December 31, 1995
   and the years ended February 28, 1995 and 1994,
   respectively                                                   18,667       (135,430)     (340,416)

   Gain (loss) on disposal of business segments, net             564,844       (503,067)         -
                                                           ------------- --------------  ------------
Loss before extraordinary item                                   (61,013)   (11,419,979)     (861,550)

Extraordinary item (Note 5):
   Discount on repayment of vendor debt                          283,364           -             -
                                                           ------------- --------------  ------------
           Net Income (loss)                               $     222,351 $  (11,419,979) $   (861,550)
                                                           ============= ==============  ============

Earnings per share data:
Primary
    Continuing operations                                  $       (0.06)$        (1.67) $      (0.08)
    Discontinued operations                                         0.05          (0.10)        (0.06)
    Extraordinary item                                              0.03          -               -
                                                           ------------- --------------  ------------
           Net income (loss)                               $        0.02 $        (1.77) $      (0.14)
                                                           ============= ==============  ============
Fully Diluted
    Continuing operations                                  $       (0.05)$        (1.67) $      (0.08)
    Discontinued operations                                         0.05          (0.10)        (0.06)
    Extraordinary item                                              0.02          -               -
                                                           ------------- --------------  ------------
           Net income (loss)                               $        0.02 $        (1.77) $      (0.14)
                                                           ============= ==============  ============
Weighted average number of common
   shares outstanding:
Primary                                                       11,337,997      6,458,891     6,071,687
                                                           ============= ==============  ============
Fully Diluted                                                 12,398,401      6,458,891     6,071,687
                                                           ============= ==============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 For the ten months ended December 31, 1995 and
                   the years ended February 28, 1995 and 1994

                                                            Common stock             Capital
                                                      -------------------------    in excess     Accumulated
                                                        Shares       Amount          of par         deficit
                                                      ----------  -------------  ------------  ---------------
Balance, February 28, 1993                             6,026,810  $      60,268  $  9,238,690  $      (222,199)

Issuance of common stock in
  connection with exercise of
  stock warrants                                          60,000            600       100,650             -

Net loss for the year ended February 28, 1994               -              -              -           (861,550)
                                                      ----------  -------------  ------------  ---------------
Balance, February 28, 1994                             6,086,810         60,868     9,339,340       (1,083,749)

Issuance of common stock:
  Stock issued to Counsel Corporation
  in connection with stock purchase
  agreement, net of related issuance
  costs  (Note 5)                                      2,000,000         20,000     7,171,300             -

  Stock issued in connection with
  exercise of stock options (Note 11)                     34,000            340        89,410             -

  Stock to be issued in settlement
  of litigation (Note 9)                                    -              -          600,000             -

Net loss for the year ended February 28, 1995               -              -              -        (11,419,979)
                                                      ----------  -------------  ------------  ---------------
Balance, February 28, 1995                             8,120,810         81,208    17,200,050      (12,503,728)

Issuance of common stock:
  Stock issued in connection with
  private placements, net of related
  issuance costs  (Note 5)                             5,100,000         51,000    20,769,231             -

  Stock issued in connection with the
  acquisition of PremierPharmacy, Inc.
  (Note 2)                                                35,000            350       157,150             -

  Stock issued in connection with
  exercise of stock options (Note 11)                    355,000          3,550       858,575             -

Net income for the ten months ended
   December 31, 1995                                        -              -              -            222,351
                                                      ----------  -------------  ------------  ---------------
Balance, December 31, 1995 (Note 1)                   13,610,810  $     136,108  $ 38,985,006  $   (12,281,377)
                                                      ==========  =============  ============  ===============



  The accompanying notes are an integral part of these consolidated financial statements.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the ten months ended December 31, 1995 and
                   the years ended February 28, 1995 and 1994

                                                                  Ten Months
                                                                    Ended       Years Ended February 28,
                                                                 December 31, ---------------------------
                                                                     1995          1995            1994
                                                               -------------- -------------  ------------
                                                                   (Note 1)
Cash flows from (to) operating activities:
  Net income (loss)                                            $     222,351  $ (11,419,979) $   (861,550)
  Adjustments to reconcile net income (loss) to net cash
   (used in) provided by operating activities:
    Depreciation and amortization                                  1,145,669        988,974     1,037,425
    (Gain) loss on disposal of business segments                    (564,844)       503,067          -
    Settlement of litigation                                            -         3,500,000          -
    Change in assets and liabilities, net of effects from
     acquisition/disposal of businesses:
      (Increase) decrease in accounts receivable                  (2,644,719)     2,161,906       184,737
      Decrease in inventories                                        357,029      1,297,829       754,674
      (Increase) decrease in refundable income taxes                (238,168)      (108,699)      482,969
      (Increase) decrease in prepaid expenses and
        other current assets                                         (51,870)       779,825       (31,159)
      (Increase) decrease in other assets                           (133,629)      (333,011)       17,135
      Increase (decrease) in accounts payable                        821,665       (282,502)   (1,023,784)
      (Decrease) increase in accrued expenses and
        other current liabilities                                 (1,810,162)       137,441     1,259,862
      (Decrease) increase in accrued restructuring charges          (691,200)     1,652,033          -
                                                               -------------  -------------  ------------
   Net cash (used in) provided by operating activities            (3,587,878)    (1,123,116)    1,820,309
                                                               -------------  -------------  ------------
Cash flows from (to) investing activities:
  Purchase of equipment and leasehold improvements                (1,076,976)      (252,943)     (316,737)
  Acquisition of PremierPharmacy, Inc. net of cash acquired       (4,168,872)          -              -
  Proceeds from sale of business segment                             700,000           -              -
  Advances to affiliates                                          (2,242,841)          -              -
  Repayments of notes receivable                                     229,571        261,555       372,088
                                                               -------------  -------------  ------------
   Net cash (used in) provided by investing activities            (6,559,118)         8,612        55,351
                                                               -------------  -------------  ------------
Cash flows from (to) financing activities:
  Loan proceeds from Creditanstalt                                11,600,000           -              -
  Loan repayments to Creditanstalt                                (9,650,000)          -              -
  Proceeds from issuance of common stock, net                     21,682,356      7,281,050       101,250
  Loan proceeds from Counsel Corporation                           1,268,250           -              -
  Loan repayments to Counsel Corporation                          (1,268,250)          -              -
  Non-compete agreement payments                                    (200,000)          -              -
  Repayments of long-term debt, net                              (10,884,850)    (5,902,723)   (1,715,698)
  Principal payments of capital lease obligations                   (183,992)      (160,183)     (140,379)
                                                               -------------  -------------  ------------
   Net cash provided by (used in) financing activities            12,363,514      1,218,144    (1,754,827)
                                                               -------------  -------------  ------------
Net increase in cash and cash equivalents                          2,216,518        103,640       120,833
Cash and cash equivalents, beginning of year                         546,898        443,258       322,425
                                                               -------------  -------------  ------------
Cash and cash equivalents, end of year                         $   2,763,416  $     546,898  $    443,258
                                                               =============  =============  ============
Supplemental Disclosure of Cash Flows Information
   Cash paid for:
       Interest                                                $     659,184  $     887,691  $    741,705
                                                               =============  =============  ============
       Taxes                                                   $     144,149  $     224,477  $     24,349
                                                               =============  =============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and Business

         Capstone Pharmacy Services, Inc. (formerly known as Choice Drug Systems, Inc.) together with its subsidiaries (the "Company"), a Delaware corporation, is principally engaged in the business of providing pharmaceuticals and related services to long-term care facilities, correctional institutions, hospitals and health maintenance organizations. The Company's long-term care and health maintenance organization customers are primarily located in New York, New Jersey, Maryland, Pennsylvania and Delaware, while the Company's hospital and correctional facility customers are located throughout the United States.

         On August 28, 1995, the Company changed its state of incorporation from New York to Delaware. Effective October 2, 1995, the Company changed its name from Choice Drug Systems, Inc. to Capstone Pharmacy Services, Inc. Additionally, effective December 31, 1995, the Company changed its year-end from February 28 to December 31.

         As of December 31, 1995, Counsel Corporation, an Ontario corporation ("Counsel"), owned approximately 3,908,000 shares of the Company's common stock together with warrants to purchase approximately 2,337,000 additional shares. Counsel is a management and business development company operating primarily in the United States health care industry (See Note 5).

         Principles of Consolidation

         The consolidated financial statements include the accounts of Capstone Pharmacy Services, Inc. and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

         Reclassifications

         Certain prior year amounts have been reclassified to conform to the current period presentation.

         Cash and Cash Equivalents

         The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

         Inventories

         Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist principally of purchased pharmaceuticals.

         Equipment and Leasehold Improvements

         Equipment and leasehold improvements are recorded at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives or with respect to leasehold improvements, over the term of the lease if shorter.

                 Furniture, fixtures and equipment  . . . . . . .  3-10     years
                 Automobiles and trucks . . . . . . . . . . . . .  3-4      years
                 Leasehold improvements . . . . . . . . . . . . .  5-10     years
                 Equipment under capital leases . . . . . . . . .  3-5      years

         Equipment and leasehold improvements obtained in acquisitions of subsidiaries are depreciated or amortized based on their remaining useful lives at the acquisition date.

         Goodwill

         Costs in excess of fair values of businesses acquired are recorded as goodwill and amortized using the straight-line method over periods of twenty to forty years. Amortization of goodwill amounted to approximately $460,000, $384,000 and $408,000 for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, respectively.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

         The Company monitors the individual financial performance of each of the acquired businesses and continually evaluates the realizability of goodwill and the potential for any impairment to its recoverability based on the projected future net income of the respective acquired businesses.

         401(K) Benefit Plan

         Effective May 22, 1995, employees of the Company may participate in a supplemental retirement program established under Section 401(K) of the Internal Revenue Code of 1986, as amended. Contributions by the Company may be made to the plan subject to the discretion of the Board of Directors. No Company contribution was made for the ten months ended December 31, 1995.

         Revenue Recognition

         Revenues are recorded as products are shipped and services are rendered. A portion of the Company's sales are covered by various state and Federal reimbursement programs, which are subject to review and/or audit. Reimbursement programs are also subject to change from time to time.

         Income Taxes

         The Company files a consolidated Federal income tax return. Income tax expense is based on reported earnings before income taxes. Effective March 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under this Statement, deferred taxes on income are provided for those items for which the reporting period and methods used for income tax purposes differ from those used for financial statement purposes, using the asset and liability method. Deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The impact of initially adopting SFAS No. 109 for the year ended February 28, 1994 was $0.

         Earnings Per Share

         Net loss per common share for the years ended February 28, 1995 and 1994, was computed by dividing the net loss by the weighted average number of common shares outstanding. For the ten months ended December 31, 1995, primary and

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

         fully diluted earnings per common share were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. The amount of common stock equivalents outstanding was computed using the treasury stock method.

2.       ACQUISITIONS

         In May 1995, the Company acquired PremierPharmacy, Inc. ("Premier"), an institutional pharmacy, for a purchase price of $4,250,000 in cash. Premier's operations generate annualized revenues of approximately $24,000,000, primarily from pharmacy services provided to long-term care facilities located in the New York metropolitan area and hospitals located in the southeastern United States.

         The Premier acquisition has been accounted for under the purchase method of accounting with the assets and liabilities of Premier recorded at their estimated fair market values at the date of acquisition. The operations of Premier, since the acquisition, are included in the accompanying consolidated statement of operations for the ten months ended December 31, 1995. Goodwill of approximately $9,350,000, representing the excess of acquisition costs over the fair market value of acquired net assets, is being amortized over forty years.

         The following proforma information reflects the combined results of operations of the Company as if the acquisition of Premier was consummated on March 1, 1994:

                                                             Ten Months Ended               Year Ended
                                                               December 31,                 February 28,
         (In thousands, except for per share amounts)             1995                         1995
                                                             ----------------             ---------------
         Net sales                                          $        54,834              $         68,503
         Cost of sales                                               34,531                        42,704
                                                             --------------               ---------------
             Gross profit                                            20,303                        25,799
         Operating expenses including
             interest and taxes                                      22,330                        37,493
                                                             --------------               ---------------
         Loss from continuing operations                             (2,027)                      (11,694)
         Discontinued operations                                        584                          (638)
         Extraordinary items                                            283                          -
                                                             --------------               ---------------
             Net loss                                       $        (1,160)             $        (12,332)
                                                             ==============               ===============
             Net loss per share                             $          (.10)             $          (1.53)
                                                             ==============               ===============



         These proforma operating results reflect certain adjustments, including amortization of goodwill acquired and related income tax effects. The proforma results are not necessarily indicative of the operating results that would have occurred had the Premier acquisition been consummated on March 1, 1994, nor are they necessarily indicative of future results.

               CAPSTONE PHARMACY SERVICES, INC.  AND SUBSIDIARIES

--------------------------------------------------------------------------------

         The Company is obligated to pay the former stockholders of certain subsidiaries acquired by Premier $200,000 per year for the next three years under non-compete agreements.

3.       Equipment and leasehold improvements

         Equipment and leasehold improvements are comprised of the following:

                                                                 December 31,                February 28,
                                                                    1995                         1995
                                                                ------------                 ------------
             Leasehold improvements                            $    544,272                 $     749,468
             Furniture, fixtures and equipment                    3,945,149                     3,181,738
             Data processing equipment                            1,512,500                       910,377
             Automobiles and trucks                                 258,379                       161,454
                                                                -----------                  ------------
                                                                  6,260,300                     5,003,037
             Accumulated depreciation and
             amortization                                        (3,568,002)                   (3,673,944)
                                                                -----------                   -----------
                                                               $  2,692,298                 $   1,329,093
                                                                ===========                   ===========

         Depreciation and amortization of equipment and leasehold improvements amounted to approximately $686,000, $605,000 and $629,000 for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, respectively.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

4.       LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

         Long-term debt at December 31, 1995 and February 28, 1995, consisted of the following:

                                                                       December 31,           February 28,
                                                                          1995                    1995
                                                                   ------------------      ------------------
         Loan payable to United Jersey Bank, interest at
             prime plus 1.5%, repaid on May 22, 1995               $             -          $   2,983,303

         Borrowings under a $10,000,000 revolving loan
             with Creditanstalt, interest at prime plus 0.5%,
             secured by substantially all assets of the
             Company, due on demand                                      1,950,000                      -

         Unsecured note payable to relative of former
             stockholder, payable in quarterly installments
             with interest at 9% through January 2000                      297,938                355,372

         Subordinated promissory note payable to major
             supplier, payable in equal monthly
             installments, interest at prime plus 3%,
             repaid on May 22, 1995                                              -              1,533,333

         Promissory note payable to major supplier,
             payable monthly with interest at prime
             plus 3%, repaid on May 22, 1995                                     -                242,730

         Amounts due under a Medicare settlement
             with the United States Government,
             payable in quarterly installments with
             interest at 7.75% through 2001                              2,537,500              2,900,000

         Unsecured notes payable to former stock-
             holders of a Premier subsidiary, interest
             at 6%, currently payable                                    1,000,000                      -

         Unsecured notes payable to former stock-
             holders of a Premier subsidiary, due in
             monthly installments of $14,898, including
             interest at 6% through October 31, 1998                       464,752                      -

         Unsecured note payable to former stockholder
             of a Premier subsidiary, interest at 7%,
             due August 11, 1996                                           153,334                      -

         Unsecured notes payable to former stockholders
             of a Premier subsidiary, interest at 7%, due
             in annual installments of $30,000 through
             June 30, 1999                                                 120,000                      -

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

                                                                        December 31,          February 28,
                                                                           1995                   1995
                                                                        ----------            -----------
         Capital lease obligations (Note 9)                                364,844                401,104

         Other                                                              26,442                      -
                                                                        ----------            -----------
                                                                         6,914,810              8,415,842
         Less: Current portion                                          (4,222,608)              (765,387)
                                                                        ----------            -----------
         Long-term portion                                            $  2,692,202           $  7,650,455
                                                                        ==========            ===========

         Future maturities of long-term debt, exclusive of capital lease obligations, at December 31, 1995, follow:

             1996                             $  4,001,674
             1997                                  768,391
             1998                                  757,091
             1999                                  539,481
             2000                                  483,329
                                                 ---------
                                              $  6,549,966
                                                 =========

         The Company's agreement with Creditanstalt requires that the Company provide certain information and maintain certain financial ratios and minimum net worth and earnings levels. The average interest rate on amounts outstanding under this agreement was 8.75%. A letter of credit fee of 1.25% is paid on a monthly basis. Amounts available to be borrowed under this agreement are based upon levels of accounts receivable and inventories. The Company had unused credit available under this agreement as of December 31, 1995 of $7,450,000.

         On November 1, 1995, the Company elected not to make a scheduled installment payment on a note payable to former stockholders of a Premier subsidiary in the aggregate principal amount of $1,000,000, due to a dispute with these former stockholders. This amount is recorded as current portion of long-term debt in the accompanying consolidated balance sheet as of December 31, 1995.

         On October 31, 1994, the Company entered into an agreement with the United States Government settling an investigation conducted by the U.S. Attorney for the Eastern District of Pennsylvania into claims for reimbursement made by certain of the Company's subsidiaries to the Medicare Program. The subject of the investigation was the Company's claims documentation and Medicare reimbursement practices for December 1993 and prior. Under the terms of the settlement, without admitting any liability, the Company has agreed to repay, as a return of revenue previously received, over a six-year period, $3,400,000 to settle the Government's claims. Initially, $100,000 was paid upon the execution of the agreement and $400,000 was paid on December 31, 1994. Thereafter, $2,900,000

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

         plus interest at an annual rate of 7.75% is payable in quarterly installments over a six-year period ending January 1, 2001. The full amount of the settlement, including related legal fees, is included in costs in connection with litigation in the accompanying consolidated statement of operations for the year ended February 28, 1995.

         Based on the borrowing rates currently available to the Company, the fair value of long-term debt, exclusive of capital lease obligations, as of December 31, 1995, is approximately $5,942,000.

5.       PRIVATE PLACEMENTS

         On December 16, 1994, the Company entered into a Stock Purchase Agreement with Counsel. Pursuant to the Stock Purchase Agreement, Counsel acquired 2,000,000 shares of the Company's common stock for net proceeds of approximately $7,191,000. Counsel was also granted two three-year warrants, the first of which grants Counsel the right to purchase up to 1,000,000 shares of the Company's common stock at the exercise price of $4.50 per share, and the second of which grants Counsel the right to acquire up to 800,000 shares of the Company's common stock at the exercise price of $5.50 per share.

         On May 22, 1995, the Company completed a private placement of 1,600,000 units (the "Units"). Each Unit consisted of one share of common stock, a three-year warrant to acquire 0.5 shares of common stock at the exercise price of $4.50 per share, and a three-year warrant to acquire 0.4 shares of common stock at the exercise price of $5.50 per share. The offering of Units raised proceeds of approximately $5,759,000, net of related costs, at a price of $3.65 per Unit. The proceeds of the private placement were used to fund the acquisition of Premier and to retire the debt to a major vendor in the amount of approximately $1,776,000, resulting in a gain on the discount of debt of approximately $283,000. The gain on the discount of debt is reflected in the accompanying consolidated statement of operations for the ten months ended December 31, 1995 as an extraordinary item.

         On August 29, 1995, the Company completed a second private placement of its common stock. This offering consisted of 3,500,000 shares at a price of $4.38 per share. The net proceeds of this private placement were approximately $15,061,000, net of related costs including placement commissions. There were no warrants issued in connection with this second private placement. The proceeds of this private placement were used to retire outstanding debt of $9,650,000 due to Creditanstalt and for general working capital purposes.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

         The Company has granted certain registration rights with respect to the common stock issued under these private placements and the common stock underlying the related warrants.

6.       RESTRUCTURING CHARGES

         In February 1995, the Company adopted a formal plan of restructuring in order to realign and consolidate businesses, concentrate resources, and better position itself to achieve its strategic growth objectives. This plan included the termination of the medical/surgical supply operations and the closing of the Company's Missouri location on June 30, 1995. The Company recorded restructuring charges of $2,069,432 for the year ended February 28, 1995, which includes the write-down of accounts receivable, inventories, and fixed assets to net realizable value and the accrual for the termination of leases, employee severance costs, and the estimated administrative costs of terminating operations. Also included in the restructuring costs are amounts due to former executives of the Company under consulting agreements which expire in May 1997 and other long-term contractual obligations related to the restructured business.

         During the ten months ended December 31, 1995, the Company recorded, as a change in estimate, an additional $100,000 write-down of accounts receivable for the medical/surgical supply operations.

         The net sales and (loss) income from continuing operations of the medical/surgical supply operations and the Missouri location, follow:

                                                                                Years Ended February 28,
                                           Ten Months Ended             ----------------------------------------
                                           December 31, 1995                1995                       1994
                                           -----------------              ---------                ---------
         Net sales                             $   854,018             $  3,983,533             $  5,466,810
                                                  ========                =========                =========
         (Loss) income from
           continuing operations               $  (157,218)            $ (2,406,438)            $      9,569
                                                  ========                =========                =========



         In December 1995, the Company adopted a formal plan of restructuring in order to consolidate certain of its satellite locations. The Company recorded restructuring costs of $140,000 for the ten months ended December 31, 1995, which includes the write-down of fixed assets to net realizable value and the accrual for employee severance costs and the termination of leases.

              CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------


7.       DISCONTINUED OPERATIONS

         In February 1995, in connection with adoption of its formal restructuring plan, the Company decided to discontinue the operations of its mail order and computerized health care software businesses. The mail order business was closed effective August 1, 1995 and the assets of the computerized health care software business were sold to an unrelated party on June 30, 1995 for $700,000, which resulted in a gain in the amount of $564,844, net of related income taxes of $38,000.

         The net gains or losses of these operations for the ten months ended December 31, 1995 and the year ended February 28, 1995 and 1994 are included in the consolidated statements of operations under gain
         (loss) from operations of discontinued business segments. The loss on disposal of $503,067 reflected on the consolidated statement of operations for the year ended February 28, 1995, includes the write-down of the assets of the mail order and computer software businesses to estimated net realizable value and the estimated costs of disposing of these operations, including a pro-rata share of the Company's expense for office space in Baltimore.

         The Company had net sales from discontinued operations of approximately $909,000, $2,731,000 and $3,123,000 for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, respectively.

         Net assets of discontinued operations have been included in the accompanying consolidated balance sheet as of February 28, 1995, and consist of the following:

                                                  Mail Order              Software
                                                  Business                Business                Total
                                                  --------                --------                -----
         Accounts receivable                    $  170,848            $    227,158            $   398,006
         Fixed assets                                2,856                  22,539                 25,395
         Current liabilities                       (19,246)               (101,335)              (120,581)
                                                   -------                --------              ---------

             Net                                $  154,458            $    148,362            $   302,820
                                                   =======                ========              =========

              CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

8.       INCOME TAXES

         The benefit for income taxes consisted of the following:


                                                  Ten Months
                                                    Ended                     Years Ended February 28,
                                                 December 31,             -------------------------------
             (In thousands)                         1995                    1995                   1994
                                                --------------             -------                -------
             Federal:
                 Current                          $   (219)               $   (466)               $  (102)
                 Deferred                              (46)                      -                      -
                                                   -------                 -------                 ------
                                                      (265)                   (466)                  (102)
             State and local                            40                       -                     51
                                                   -------                 -------                 ------

                 Total                            $   (225)               $   (466)               $   (51)
                                                   =======                 =======                 ======

         For the ten months ended December 31, 1995, the Federal benefit for income taxes is primarily due to the carryback of a prior year taxable loss to prior periods and represents a change in estimate of the amount refundable upon final preparation of the return.

         The actual income tax benefit for the ten months ended December 31, 1995 and for the fiscal years ended February 28, 1995 and 1994 is different from the amounts computed by applying the statutory Federal income tax rates to losses from continuing operations before income taxes. The reconciliation of these differences, follow:



                                                    Ten Months
                                                      Ended               Years Ended February 28,
                                                  December 31,        ----------------------------------
              (In Thousands)                          1995                  1995                1994
                                                  ------------           ---------            -------
         Tax benefit at statutory rate             $  (296)             $   (3,824)         $    (194)
         Additional refunds received                  (219)                      -                  -
         Increase resulting from:
            State income taxes, net of
             federal income tax effect                  26                       -                 33
            Current loss not available
             for carryback                             172                   3,206                  -
            Tax effect of permanent
             differences                                68                     152                123
            Other items, net                            24                       -                (13)
                                                    ------               ---------           --------

             Benefit for income taxes              $  (225)            $      (466)         $     (51)
                                                    ======               =========           ========

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

         At December 31, 1995, the Company had a net operating loss carryforward of approximately $10,506,000 for Federal income tax purposes, expiring in increments through 2011. The utilization of approximately $2,903,000 of such losses is restricted to offset only future taxable income generated by Choice Maryland and Premier.

         The tax effect of cumulative temporary differences at December 31, 1995 and February 28, 1995, follow:

                                                     December 31,        February 28,
             (In Thousands)                             1995                1995
                                                    -----------          -----------
         Current Deferred Tax Assets:
         Tax carryforwards                         $      4,172         $      1,868
         Accounts receivable allowances                     413                  625
         Accrued litigation costs                         1,255                1,400
         Accrued restructuring charges                      536                  828
         Accrued liabilities                                280                  420
         Other                                              254                  144
                                                    -----------          -----------
                                                          6,910                5,285
         Less: Valuation allowance                       (6,910)              (5,285)
                                                    -----------          -----------

             Net deferred tax asset                $          -         $          -
                                                    ===========          ===========



                                                    December 31,         February 28,
             (In Thousands)                            1995                  1995
                                                   --------------        -----------
         Puerto Rico withholding tax               $         425        $          -
         Depreciation and other                              118                   -
                                                    ------------         -----------

             Net deferred tax liability            $         543        $          -
                                                    ============         ===========



              CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

9.       COMMITMENTS

         Leases

         The Company leases office and warehouse space, automobiles and equipment. Rental expense under these leases aggregated approximately $781,000, $719,000, and $1,120,000 for the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, respectively.

         Future minimum lease payments, follow:

          Year Ending                             Capital                Operating
          December 31,                             Leases                  Leases
         ------------                            --------               ---------
         1996                                  $   249,404            $   1,051,641
         1997                                       90,587                  932,029
         1998                                       42,644                  695,988
         1999                                       30,241                  533,824
         2000                                            -                  401,423
         Thereafter                                      -                  600,677
                                                 ---------               ----------

         Total minimum lease payments              412,876            $   4,215,582
                                                                          =========
         Less: Amounts representing
             interest                              (48,032)
                                                 ---------

         Present value of net minimum
             lease payments                        364,844
         Less: Current portion                    (220,934)
                                                 ---------

             Long-term portion                 $   143,910
                                                ==========

         Other

         In connection with the settlement of a class action law suit filed in June 1993, the parties have agreed to accept in full settlement $600,000 in common stock to be issued by the Company and $650,000 in cash, which was previously paid by the Company's directors and officers liability insurance carrier. The common stock is issuable upon final approval of an escrow agreement and the number of shares to be issued will be based upon a specified formula, which will result in the issuance of approximately 98,500 common shares. The Company's portion of the proposed settlement ($600,000), is included in costs in connection with litigation in the accompanying consolidated statement of operations, for the year ended February 28, 1995.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

10.      CONTINGENCIES

         The Company is subject to various claims and litigation in the ordinary course of its business. In the opinion of management and outside counsel, settlement of these claims and litigation will not have a material adverse effect on the financial position or future operating results of the Company.

11.      STOCKHOLDERS' EQUITY

         Common Stock Authorized

         On August 28, 1995, the Company's stockholders approved an increase in the authorized common stock of the Company from 15,000,000 shares to 30,000,000 shares.

         Stock Option Plans

         The Company has eight stock option plans and an employee stock purchase plan covering up to 2,655,000 shares of the Company's common stock, pursuant to which officers, directors and employees of the Company are eligible to receive either incentive or non-qualified options. Stock options generally expire five or ten years from the date of grant. The exercise price of an incentive stock option is equal to the fair market value of the Company's common shares on the date such option was granted. The exercise price of non-qualified stock options may be less than the fair market value on the date of grant.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

    A summary of option transactions during the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, follow:

                                                                            Number of Shares
                                                     ---------------------------------------------------
                                                     Ten Months Ended            Years Ended February 28,
                                                                                 -----------------------
                                                     December 31, 1995            1995             1994
                                                     -----------------            ----             ----
    Shares under option at
    beginning of period                                     994,500            818,500            832,000

    Granted ($2.86-$7.50)                                   949,500            564,000             51,500

    Cancelled ($2.87-$6.00)                                (125,000)          (354,000)           (65,000)

    Exercised ($1.88-$4.50)                                (355,000)           (34,000)                 -
                                                         ----------            -------            -------

    Options outstanding at end
    of period ($2.85-$7.50)                               1,464,000            994,500            818,500
                                                         ==========            =======            =======

    Shares available for future grant                       693,750            568,250            778,250
                                                         ==========            =======            =======

    Options exercisable at end
    of period                                             1,289,000            994,500            818,500
                                                         ==========            =======            =======

    Warrants

    In August 1995, the Company's Board of Directors extended the expiration date of certain outstanding redeemable warrants issued as part of the Company's initial public offering (the "IPO Warrants") to March 31, 1996. Subsequent to year-end, the expiration date of the IPO Warrants was extended further to June 30, 1996. The exercise price of the 650,000 IPO Warrants is $6.00 per share. The expiration date of the 650,000 Class B Warrants (which are exercisable at $10.00 per share) to be issued upon exercise of the IPO Warrants was also extended subsequent to year-end to June 30, 1997. The other terms of the IPO Warrants remain the same.

    In connection with the private placements discussed in Note 5, the Company issued warrants to purchase 3,240,000 shares of stock at prices ranging from $4.50 to $5.50 per share. These warrants expire through May 1998.

    Total warrants for 3,990,000 shares were outstanding at December 31, 1995, including the IPO Warrants, warrants issued in connection with private placements and 100,000 warrants issued in connection with prior acquisitions, at exercise prices ranging from $4.50 to $6.00 per share. No warrants were exercised during the year.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

12.      MAJOR VENDOR

         The Company utilizes a primary supplier arrangement for its purchases of pharmaceuticals. In light of the financial and operating significance of purchases, the Company routinely monitors the performance of its primary supplier and negotiates settlements and future service levels based thereon. Anticipated settlement amounts are recorded based upon management's estimates. The Company changed its primary supplier in December 1995. Purchases of inventory under the primary supplier relationships during the ten months ended December 31, 1995 and the years ended February 28, 1995 and 1994, were approximately 87%, 55% and 57%, respectively, of the Company's total inventory purchases.

13.      OTHER INCOME

         The components of other income, follow:

                                                                             Years Ended February 28,
                                             Ten Months Ended            -------------------------------
                                            December 31, 1995                1995                  1994
                                            -----------------                ----                  ----
         (Gain) loss on sale of assets        $    (289,865)           $    (5,222)             $   3,860
         Contract delivery fees                     (60,655)               (50,666)                    -
         Other, net                                 (81,380)               (48,188)               (30,226)
                                                 ----------               --------                -------

                                              $    (431,900)           $  (104,076)             $ (26,366)
                                                 ==========               ========                =======

14.      NEW ACCOUNTING STANDARDS

         In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of". This Statement requires that long-lived assets and certain intangibles be reviewed for impairment under certain circumstances, and that an impairment loss be recorded if the sum of expected future cash flows is less than the carrying amount of the assets. The amount of any impairment loss is based on the fair market value of the assets. The Statement also requires that long-lived assets and intangibles to be disposed of be recorded at the lower of cost or fair value, less costs to sell. The Company will be required to adopt this standard for the year ending December 31, 1996.

         In October 1995, the Financial Accounting Standards Board issued SFAS No. 123 "Accounting for Stock-Based Compensation". This Statement encourages

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

         companies to record compensation costs for stock options granted to employees on the date of grant based on the fair value of these options. Alternatively, it allows companies to continue to measure compensation based on the difference between the option exercise price and the fair market value of the stock on the date of grant.
         Companies electing to continue with this method must provide proforma disclosures of net income and earnings per share as if the fair value based method of accounting was used. The Company will be required to adopt this standard for the year ending December 31, 1996.

         The impact, if any, that the adoption of these standards will have on the Company's financial statements is not presently determinable.

15.      SUBSEQUENT EVENTS

         During January 1996, Creditanstalt agreed to amend the existing line of credit to provide for an increase in borrowings available under the line of credit to $15,000,000 and to add a term loan facility in the amount of $10,000,000. Availability under the line of credit and the term loan will be increased to $21,000,000 and $14,000,000, respectively, in the event the Company raises at least $7,500,000 of additional common equity. Borrowings under the amended line of credit and term loan are secured by substantially all of the assets of the Company, bear interest at rates of either prime plus .25% or LIBOR plus 1.25% and are subject to other restrictions and loan covenants, all as defined by the underlying agreements.

         On January 3, 1996, the Company entered into an Agreement and Plan of Merger with Geri-Care Systems, Inc. and Scripts & Things, Inc. (Geri-Care), by which the Company acquired the operations of Geri-Care. The purchase price was approximately $6,400,000, payable $1,350,000 in cash and promissory notes, and the remainder in common stock of the Company. The agreement also includes an additional contingent incentive payment of $1,500,000 as compensation for certain new business to be generated through 1998 by the selling shareholders of Geri-Care. The Company has made advances to Geri-Care under the terms of the Agreement of approximately $2,243,000.

         Geri-Care is a privately held provider of pharmacy services to nursing homes in the New York metropolitan area and generates annualized revenues of approximately $7,000,000.

               CAPSTONE PHARMACY SERVICES, INC. AND SUBSIDIARIES

--------------------------------------------------------------------------------

         On February 29, 1996, the Company entered into an Asset Purchase Agreement with IMD Corporation (IMD) by which the Company acquired the operations of IMD. The purchase price was approximately $15,500,000 in cash.

         IMD is a privately held institutional pharmacy business in the State of Illinois and has annualized revenues of approximately $18,000,000.

         The Company has paid fees totalling $570,000 to a company affiliated with a member of the Board of Directors for certain services rendered in connection with the Geri-Care and IMD acquisitions.

         The Company is currently contemplating a private placement of up to approximately 3,000,000 shares of common stock. If completed, the private placement is expected to generate net proceeds of up to approximately $24,000,000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits. The exhibit filed as a part of this report is listed in the Exhibit Index immediately following the signature page.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CAPSTONE PHARMACY SERVICES, INC.



                                     By:    /s/ Donald W. Hughes
                                           ---------------------------
                                           Vice-President and
                                           Chief Financial Officer



Date:    March 20, 1996

                                Exhibit Index
                                -------------
        Exhibit No.
        -----------


        27             Financial Data Schedule